UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported January 20, 2009) January 20, 2009

ACTIGA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-52323
(Commission File Number)

39-2059213
(IRS Employer Identification No.)

871 Marlborough Avenue, Suite 100, Riverside CA 92507
(Address of principal executive offices and Zip Code)

951-786-9474
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On January 20, 2009, Actiga Corporation (the “Company”) executed entered into a Conversion Agreement (the “Conversion Agreement”) with Alma Bailante Real Estate, Inc. (the “Secured Party”), to convert the unsecured promissory note in the principal amount of $1,500,000 entered into on July 12, 2008 (“Unsecured Note”) into a 25% Secured Promissory Note due on July 12, 2010 (the “Secured Note”). The Conversion Agreement and all transactions contemplated thereby are effective for all purposes as of December 31, 2008. Pursuant to the Secured Note, the Company is obligated to repay both principal and interest on the Secured Note on July 12, 2010 or on an earlier day as part of a prepayment. The Company’s obligations to repay the Secured Note will be secured by a first priority lien on all of the assets of the Company pursuant to a security agreement (the “Security Agreement”) and by certain stock of the Company pledged by the Albanna Family Trust (an affiliate of the Company’s Chief Executive Officer, Amro Albanna) pursuant to the Security Interest and Pledge Agreement (the “Pledge Agreement”). Mr. Albanna has voting and investment power over the shares of the Company held by the Albanna Family Trust. Pursuant to a related Subsidiary and Affiliate Guarantee (“Subsidiary Guarantee”), the Company’s subsidiaries, Aptus Games, Inc. a Delaware corporation and QMotions, Inc. a California corporation, jointly and severally, guarantee to the Secured Party the payment and performance by the Company of its obligations pursuant to the Conversion Agreement, Security Agreement and Secured Note.

          As consideration for the Conversion Agreement and the transactions contemplated thereunder, the Secured Party has executed a general release in favor of the Company, its subsidiaries and affiliates thereby releasing such parties of any liability arising from the Unsecured Note through January 20, 2009.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant

          Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          Effective January 14, 2009, Mr. Dale Hutchins resigned from his position as a member of the Board of Directors and President of the Company. There were no disagreements between Mr. Hutchins and the Company.

Item 9.01. Financial Statements and Exhibits.

Exhibits

10.1	Conversion Agreement dated January 20, 2009

10.2	25% Secured Convertible Note dated January 20, 2009

10.3	Security Agreement dated January 20, 2009

10.4	Security Interest and Pledge Agreement dated January 20, 2009

10.5	Subsidiary and Affiliate Guarantee dated January 20, 2009

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 20, 2009

ACTIGA CORPORATION

By:	/s/ Amro Albanna

Name: Amro Albanna
Title: Chief Executive Officer